Designated Filer:	INSIGHT VENTURE PARTNERS IV, L.P.
Issuer & Ticker Symbol:	SolarWinds, Inc. (SWI)
Date of Event Requiring Statement:	November 18, 2009

Exhibit 99.3

JOINT FILERS’ SIGNATURES

                                               INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

                                               By:  Insight Venture Associates IV, L.L.C., its general partner

                                                      By:  Insight Holdings Group, LLC, its managing member

By:/s/ Blair Flicker	Date: November 20, 2009

                                               INSIGHT VENTURE PARTNERS (CAYMAN) IV, L.P.

                                               By:  Insight Venture Associates IV, L.L.C., its general partner

                                                     By:  Insight Holdings Group, LLC, its managing member

By:/s/ Blair Flicker	Date: November 20, 2009

                                               INSIGHT VENTURE PARTNERS IV (FUND B), L.P.

                                               By:  Insight Venture Associates IV, L.L.C., its general partner

                                                    By:  Insight Holdings Group, LLC, its managing member

By:/s/ Blair Flicker	Date: November 20, 2009

                                               INSIGHT VENTURE ASSOCIATES IV, L.L.C.

                                               By:  Insight Holdings Group, LLC, its managing member

By:/s/ Blair Flicker	Date: November 20, 2009

                                               INSIGHT HOLDINGS GROUP, LLC

By:/s/ Blair Flicker	Date: November 20, 2009